Exhibit 99.2

TECO CAPITAL TRUST I

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

            Each of the undersigned officers of TECO Energy, Inc. (which is designated to make compliance filings on behalf of TECO Capital Trust I (the “Trust”)) certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of the Trust for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: August 13, 2002	/s/ Robert D. Fagan

Robert D. Fagan Chief Executive Officer of TECO Energy, Inc.

Date: August 13, 2002	/s/ Gordon L. Gillette

Gordon L. Gillette Chief Financial Officer of TECO Energy, Inc.

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